Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Meru Networks, Inc.
Dated: March 16, 2011

TENAYA CAPITAL IV, LP		TENAYA CAPITAL IV GP, LLC
By:	Tenaya Capital IV Annex GP, LLC
Its:	General Partner	By:	/s/ Dave Markland

Dave Markland as Attorney-in-fact

By:	/s/ Dave Markland

Dave Markland as Attorney-in-fact
/s/ Dave Markland

TENAYA CAPITAL IV ANNEX GP, LLC		Thomas Banahan by Dave Markland as Attorney-in-fact

By:	/s/ Dave Markland

Dave Markland as Attorney-in-fact
/s/ Dave Markland

TENAYA CAPITAL IV-P, LP		Benjamin Boyer by Dave Markland as Attorney-in-fact
By:	Tenaya Capital IV GP, LP
Its:	General Partner
By:	Tenaya Capital IV GP, LLC
Its:	General Partner	/s/ Dave Markland

Stewart Gollmer by Dave Markland as Attorney-in-fact
By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV-C, LP		/s/ Dave Markland

By:	Tenaya Capital IV GP, LP	Brian Melton by Dave Markland as Attorney-in-fact
Its:	General Partner
By:	Tenaya Capital IV GP, LLC
Its:	General Partner	/s/ Dave Markland

Brian Paul by Dave Markland as Attorney-in-fact
By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV GP, LP
By:	Tenaya Capital IV GP, LLC
Its:	General Partner

By:	/s/ Dave Markland

Dave Markland as Attorney-in-fact